Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of On4 Communication, Inc. (the "Company") on Form 10-Q for the period ended January 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, Cameron Robb, in the capacities and on the date indicated below, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 22, 2011

By:        /s/ Cameron Robb
Cameron Robb
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director